Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Strong First-Quarter 2013 Results

(Houston — May 6, 2013) Plains All American Pipeline, L.P. (NYSE: PAA) reported strong first-quarter 2013 results as summarized below:

Summary Financial Information (1)

(in millions, except per unit data)

	Three Months Ended March 31,
	2013	2012	% Change

Net income attributable to Plains	$528	$230	130%

Diluted net income per limited partner unit	$1.27	$0.51	149%

EBITDA	$748	$382	96%

	Three Months Ended March 31,
	2013	2012	% Change

Adjusted net income attributable to Plains	$524	$320	64%

Diluted adjusted net income per limited partner unit	$1.26	$0.79	59%

Adjusted EBITDA	$739	$472	57%

Distribution declared for the period	$0.5750	$0.5225	10.0%

(1)    The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of these items is excluded from adjusted results. See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding selected items that the Partnership believes impact comparability of financial results between reporting periods, as well as for information regarding non-GAAP financial measures (such as adjusted EBITDA) and their reconciliation to the most directly comparable GAAP measures.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

“PAA reported very strong first-quarter results, which meaningfully exceeded 2012’s comparable results as well as our guidance,” said Greg L. Armstrong, Chairman and CEO of Plains All American. “This performance was underpinned by solid fee-based results in our Transportation and Facilities segments and outstanding execution in our margin-based Supply and Logistics segment.  We have increased our 2013 adjusted EBITDA guidance by $135 million, representing an approximate 7% increase over our guidance issued at the beginning of the year. This updated guidance incorporates the benefit of our strong first-quarter performance as well as a slightly improved outlook for the second quarter of 2013.

“As of the distribution payable next week, PAA will have increased year-over-year distributions by 10%. PAA ended the quarter with solid distribution coverage, a strong balance sheet, credit metrics favorable to our targets and approximately $2.8 billion in committed liquidity.

“Looking forward, PAA’s 2013 capital program and multi-billion dollar project portfolio provide visibility for continued distribution growth.  As a result of advancements in several attractive projects over the last few months, we are also increasing our 2013 capital program by $300 million to $1.4 billion.  These new projects include our recently announced Cactus pipeline that will connect our Permian Basin and Eagle Ford assets. Furthermore, we continue to make progress on a number of other projects across the US and Canada. ”

The following table summarizes selected financial information by segment for the first quarter of 2013:

Summary of Selected Financial Data by Segment (1)

(in millions)

	Three Months Ended			Three Months Ended
	March 31, 2013			March 31, 2012
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics

Reported segment profit	$164	$150	$434	$162	$90	$128

Selected items impacting the comparability of segment profit (2)	11	6	(27)	11	10	69

Adjusted segment profit	$175	$156	$407	$173	$100	$197

Percentage change in adjusted segment profit over 2012	1%	56%	107%

(1)    The Partnership’s reported results include the impact of items that affect comparability between reporting periods. The impact of these items is excluded from adjusted results. See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding selected items that the Partnership believes impact comparability of  financial results between reporting periods.

(2)    Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

First-quarter 2013 Transportation adjusted segment profit increased 1% over comparable 2012 results.  This slight increase was primarily related to benefits from the BP NGL acquisition and increased pipeline volumes, which were largely offset by higher operating expenses related to response and remediation costs from two pipeline releases and costs incurred inspecting idled pipelines to determine if these pipelines could be placed into service.

First-quarter 2013 Facilities adjusted segment profit increased 56% over comparable 2012 results.  This increase was primarily related to capacity additions from the BP NGL and rail terminal acquisitions and recently completed organic growth projects.

First-quarter 2013 Supply and Logistics adjusted segment profit increased 107% over comparable 2012 results.  This increase was primarily related to solid execution during favorable crude oil market conditions, higher lease gathering volumes and margins and increased NGL sales volumes and margins.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

The Partnership will hold a conference call on May 7, 2013 (see details below).  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this news release as well as financial and operational guidance for the second quarter and full year of 2013.  A copy of the Form 8-K will be available on the Partnership’s website at  www.paalp.com, where PAA routinely posts important information about the Partnership.

Conference Call

The Partnership’s conference call will be held at 11:00 a.m. EDT on Tuesday, May 7, 2013 to discuss the following items:

1.              The Partnership’s first-quarter 2013 performance;

2.              The status of major expansion projects;

3.              Capitalization and liquidity;

4.              Financial and operating guidance for the second quarter and full year of 2013; and

5.              The Partnership’s outlook for the future.

Conference Call Access Instructions

To access the Internet webcast of the conference call, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Alternatively, access to the live conference call is available by dialing toll free (800) 230-1059. International callers should dial (612) 234-9959. No password is required. The slide presentation accompanying the conference call will be available a few minutes prior to the call under the “Conference Call Summaries” portion of the “Conference Calls” tab of the “Investor Relations” section of the PAA website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial (800) 475-6701 (or, for international callers, (320) 365-3844), and enter replay access code 285955.  The replay will be available beginning Tuesday, May 7, 2013, at approximately 1:00 p.m. EDT and will continue until 12:59 a.m. EDT on June 8, 2013.

Non-GAAP Financial Measures and Selected Items Impacting Comparability

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” (such as adjusted EBITDA and implied distributable cash flow) in its evaluation of past performance and prospects for the future. Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “selected items impacting comparability.” We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Adjusted EBITDA and other non-GAAP financial measures are reconciled to the most directly comparable GAAP measures for the periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our condensed consolidated financial statements and notes thereto. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of adjusted EBITDA and certain commonly used non-GAAP financial information to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize, or delays in implementing or capitalizing, on planned internal growth projects; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); the availability of, and our ability to consummate, acquisition or combination opportunities; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the occurrence of a natural disaster, catastrophe, terrorist attack or other event, including attacks on our electronic and computer systems; tightened capital markets or other factors that increase our cost of capital or limit our access to capital;  maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; declines in the volumes of crude oil, refined product and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our facilities, whether due to declines in production from existing oil and gas reserves, failure to or slowdown in the development of additional oil and gas reserves or other factors; shortages or cost increases of supplies, materials or labor; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; non-utilization of our assets and facilities; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; factors affecting demand for natural gas and natural gas storage services and rates; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the processing, transportation, fractionation, storage and marketing of natural gas liquids. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA also owns and operates natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2013	2012

REVENUES	$10,620	$9,218

COSTS AND EXPENSES
Purchases and related costs	9,437	8,502
Field operating costs	340	249
General and administrative expenses	106	94
Depreciation and amortization	82	60
Total costs and expenses	9,965	8,905

OPERATING INCOME	655	313

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	11	7
Interest expense, net	(77)	(65)
Other income, net	—	2

INCOME BEFORE TAX	589	257
Current income tax expense	(46)	(17)
Deferred income tax expense	(7)	(3)

NET INCOME	536	237
Net income attributable to noncontrolling interests	(8)	(7)
NET INCOME ATTRIBUTABLE TO PLAINS	$528	$230

NET INCOME ATTRIBUTABLE TO PLAINS:
LIMITED PARTNERS	$433	$162
GENERAL PARTNER	$95	$68

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.28	$0.52

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.27	$0.51

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	336	314

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	339	316

ADJUSTED RESULTS:

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2013	2012

ADJUSTED NET INCOME ATTRIBUTABLE TO PLAINS	$524	$320

DILUTED ADJUSTED NET INCOME PER LIMITED PARTNER UNIT	$1.26	$0.79

ADJUSTED EBITDA	$739	$472

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets	$5,140	$5,147
Property and equipment, net	9,883	9,643
Goodwill	2,520	2,535
Linefill and base gas	704	707
Long-term inventory	244	274
Investments in unconsolidated entities	392	343
Other, net	557	586
Total assets	$19,440	$19,235

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,022	$5,183
Senior notes, net of unamortized discount	6,010	6,010
Long-term debt under credit facilities and other	321	310
Other long-term liabilities and deferred credits	598	586
Total liabilities	11,951	12,089

Partners’ capital excluding noncontrolling interests	6,985	6,637
Noncontrolling interests	504	509
Total partners’ capital	7,489	7,146
Total liabilities and partners’ capital	$19,440	$19,235

DEBT CAPITALIZATION RATIOS

(in millions)

	March 31,	December 31,
	2013	2012
Short-term debt	$689	$1,086
Long-term debt	6,331	6,320
Total debt	$7,020	$7,406

Long-term debt	$6,331	$6,320
Partners’ capital	7,489	7,146
Total book capitalization	$13,820	$13,466
Total book capitalization, including short-term debt	$14,509	$14,552

Long-term debt-to-total book capitalization	46%	47%
Total debt-to-total book capitalization, including short-term debt	48%	51%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT

(in millions)

	Three Months Ended			Three Months Ended
	March 31, 2013			March 31, 2012
			Supply and			Supply and
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$368	$354	$10,225	$317	$236	$8,877
Purchases and related costs (1)	(35)	(90)	(9,636)	(28)	(74)	(8,608)
Field operating costs (excluding equity compensation expense) (1)	(131)	(86)	(115)	(98)	(46)	(101)
Equity compensation expense - operations	(9)	(1)	(1)	(6)	(1)	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(23)	(17)	(26)	(22)	(14)	(27)
Equity compensation expense - general and administrative	(17)	(10)	(13)	(8)	(11)	(12)
Equity earnings in unconsolidated entities	11	—	—	7	—	—
Reported segment profit	$164	$150	$434	$162	$90	$128
Selected items impacting comparability of segment profit (3)	11	6	(27)	11	10	69
Segment profit excluding selected items impacting comparability	$175	$156	$407	$173	$100	$197

Maintenance capital	$32	$7	$5	$24	$7	$4

(1)    Includes intersegment amounts.

(2)    Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period. Includes acquisition-related expenses for the 2012 period.

(3)    Certain non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended
	March 31,
	2013	2012

Transportation activities (average daily volumes in thousands of barrels):
Crude Oil Pipelines
All American	40	25
Bakken Area Systems	123	137
Basin / Mesa	725	642
Capline	156	122
Eagle Ford Area Systems	48	10
Line 63/Line 2000	118	118
Manito	47	68
Mid-Continent Area Systems	268	221
Permian Basin Area Systems	477	454
Rainbow	122	142
Rangeland	67	64
Salt Lake City Area Systems	135	139
White Cliffs	22	18
Other	817	786
NGL Pipelines
Co-Ed	57	—
Other	207	—
Refined Products Pipelines	101	112
Tariff activities total	3,530	3,058
Trucking	111	108
Transportation activities total	3,641	3,166

Facilities activities (average monthly volumes):
Crude oil, refined products and NGL terminalling and storage (average monthly capacity in millions of barrels)	94	78
Rail unload/load volumes (average throughput in thousands of barrels per day)	216	—
Natural gas storage (average monthly capacity in billions of cubic feet)	93	76
NGL fractionation (average throughput in thousands of barrels per day)	100	11
Facilities activities total (average monthly capacity in millions of barrels) (2)	119	91

Supply and Logistics activities (average daily volumes in thousands of barrels):
Crude oil lease gathering purchases	857	798
NGL sales	284	134
Waterborne cargos	4	—
Supply and Logistics activities total	1,145	932

(1) Volumes associated with acquisitions represent total volumes (attributable to our interest) for the number of days or months we actually owned the assets divided by the number of days or months in the period.

(2) Facilities total is calculated as the sum of: (i) crude oil, refined products and NGL terminalling and storage capacity; (ii) rail load and unload volumes multipled by the number of days in the period and divided by the number of months in the period; (iii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iv) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2013	2012
Basic Net Income per Limited Partner Unit:
Net income attributable to Plains	$528	$230
Less: General partner’s incentive distribution (1)	(86)	(65)
Less: General partner 2% ownership (1)	(9)	(3)
Net income available to limited partners	433	162
Less: Undistributed earnings allocated and distributions to participating securities (1)	(3)	—
Net income available to limited partners in accordance with application of the two-class method for MLPs	$430	$162

Basic weighted average number of limited partner units outstanding	336	314

Basic net income per limited partner unit	$1.28	$0.52

Diluted Net Income per Limited Partner Unit:
Net income attributable to Plains	$528	$230
Less: General partner’s incentive distribution (1)	(86)	(65)
Less: General partner 2% ownership (1)	(9)	(3)
Net income available to limited partners	433	162
Less: Undistributed earnings allocated and distributions to participating securities (1)	(1)	—
Net income available to limited partners in accordance with application of the two-class method for MLPs	$432	$162

Basic weighted average number of limited partner units outstanding	336	314
Effect of dilutive securities: Weighted average LTIP units (2)	3	2
Diluted weighted average number of limited partner units outstanding	339	316

Diluted net income per limited partner unit	$1.27	$0.51

(1) We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

(2) Our Long-term Incentive Plan (“LTIP”) awards that contemplate the issuance of common units are considered dilutive unless (i) vesting occurs only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. LTIP awards that are deemed to be dilutive are reduced by a hypothetical unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2013	2012
Selected Items Impacting Comparability - Income/(Loss) (1):
Gains/(losses) from derivative activities (2)	$24	$(59)
Equity compensation expense (3)	(24)	(26)
Net gain on foreign currency revaluation	8	—
Tax effect on selected items impacting comparability	(5)	—
Significant acquisition-related expenses	—	(4)
Other (4)	1	(1)
Selected items impacting comparability of net income attributable to Plains	$4	$(90)

Impact to basic net income per limited partner unit	$0.01	$(0.27)
Impact to diluted net income per limited partner unit	$0.01	$(0.28)

(1) Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2) Includes mark-to-market gains and losses resulting from derivative instruments that are related to underlying activities in future periods.

(3) Equity compensation expense for the three months ended March 31, 2013 and 2012 excludes the portion of equity compensation expense represented by grants under LTIP that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(4) Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF ADJUSTED BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended
	March 31,
	2013	2012
Basic Adjusted Net Income per Limited Partner Unit
Net income attributable to Plains	$528	$230
Selected items impacting comparability of net income attributable to Plains (1)	(4)	90
Adjusted net income attributable to Plains	524	320
Less: General partner’s incentive distribution (2)	(86)	(65)
Less: General partner 2% ownership (2)	(9)	(5)
Adjusted net income available to limited partners	429	250
Less: Undistributed earnings allocated and distributions to participating securities (2)	(3)	—
Adjusted limited partners’ net income	$426	$250

Basic weighted average number of limited partner units outstanding	336	314

Basic adjusted net income per limited partner unit	$1.27	$0.79

Diluted Adjusted Net Income per Limited Partner Unit
Net income attributable to Plains	$528	$230
Selected items impacting comparability of net income attributable to Plains (1)	(4)	90
Adjusted net income attributable to Plains	524	320
Less: General partner’s incentive distribution (2)	(86)	(65)
Less: General partner 2% ownership (2)	(9)	(5)
Adjusted net income available to limited partners	429	250
Less: Undistributed earnings allocated and distributions to participating securities (2)	(1)	—
Adjusted limited partners’ net income	$428	$250

Diluted weighted average number of limited partner units outstanding	339	316

Diluted adjusted net income per limited partner unit	$1.26	$0.79

(1) Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2) We calculate adjusted net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner, limited partners and participating securities in accordance with the contractual terms of the partnership agreement and as further prescribed under the two-class method.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended March 31,
	2013	2012
Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Excluding Selected Items Impacting Comparability (“Adjusted EBITDA”) Reconciliations
Net Income	$536	$237
Add: Interest expense	77	65
Add: Income tax expense	53	20
Add: Depreciation and amortization	82	60
EBITDA	$748	$382
Selected items impacting comparability of EBITDA (1)	(9)	90
Adjusted EBITDA	$739	$472

(1) Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

	Three Months Ended
	March 31,
	2013	2012
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$739	$472
Interest expense	(77)	(65)
Maintenance capital	(44)	(35)
Current income tax expense	(46)	(17)
Equity earnings in unconsolidated entities, net of distributions	—	(1)
Distributions to noncontrolling interests (1)	(12)	(12)
Implied DCF	$560	$342

(1)  Includes distributions that pertain to the current period’s net income, which are paid in the subsequent period.

	Three Months Ended
	March 31,
	2013	2012
Cash Flow from Operating Activities Reconciliation
EBITDA	$748	$382
Current income tax expense	(46)	(17)
Interest expense	(77)	(65)
Net change in assets and liabilities, net of acquisitions	303	(22)
Other items to reconcile to cash flows from operating activities:
Equity compensation expense	51	39
Net cash provided by operating activities	$979	$317

Contacts :

Roy I. Lamoreaux	Al Swanson
Director, Investor Relations	Executive Vice President, CFO

(713) 646-4222 — (800) 564-3036	(800) 564-3036

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 800-564-3036